EXHIBIT 99.1

Heritage-Crystal Clean, Inc. Announces 2012 Fourth Quarter and Full Year Financial Results

ELGIN, Ill., Feb. 20, 2013 (GLOBE NEWSWIRE) -- Heritage-Crystal Clean, Inc. (Nasdaq:HCCI), a leading provider of parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily focused on small and mid-sized customers, today announced results for the fourth quarter of fiscal 2012 and for the full fiscal year, which ended December 29, 2012.

Fourth quarter highlights include:

  Revenues increased 41.4%, to $77.6 million, compared to $54.9 million in the fourth quarter of fiscal 2011. This increase was due to organic growth in the Environmental Services segment and the ramp up of the Oil Business segment.

  Loss per share was $0.01 in the fourth quarter of fiscal 2012 compared to a loss of $0.01 in the fourth quarter of fiscal 2011.

  Our Environmental Services segment includes parts cleaning, containerized waste, and vacuum services. During the fourth quarter, Environmental Services revenues increased $6.3 million, or 16.6% compared to the fourth quarter of fiscal 2011, primarily from organic growth. In addition, revenues for the Environmental Services segment in the fourth quarter include $1.2 million in revenues from the licensing of one of our parts washer designs for both fiscal 2012 and prior years.

  Same-branch sales for our Environmental Services segment increased 9.3% for the quarter, measured for the 66 branches that were in operation throughout both the fourth quarters of fiscal 2012 and 2011. Excluding the three branches in this group that gave up customers to new branch openings, the remaining 63 branches experienced an increase of $4.4 million, or 12.8% from fiscal 2011 to fiscal 2012.

  Average sales per working day in our Environmental Services segment was approximately $570,000, compared to $495,000 in the fourth quarter of fiscal 2011 and compared to $555,000 in the third quarter of fiscal 2012.

  Our Oil Business segment includes used oil collection and re-refining activities. During the fourth quarter of fiscal 2012, Oil Business revenues increased $16.4 million, to $33.2 million from $16.8 million in the fourth quarter of fiscal 2011, reflecting revenues from sales of base oil produced in our used oil re-refinery in Indianapolis, which had only produced intermediate products and byproducts in the fourth quarter of fiscal 2011.

Fiscal year 2012 highlights include:

  For fiscal 2012, revenues increased 65.2% to $252.5 million, compared to $152.9 million in fiscal 2011. This increase was due to organic growth in the Environmental Services segment and production of re-refined base oil and byproducts at the used oil re-refinery.

  Basic and diluted earnings per share was $0.13 for fiscal 2012, compared to basic and diluted EPS of $0.10 in fiscal 2011.

  During fiscal 2012, Environmental Services segment revenues increased $19.6 million, or 16.4% when compared to fiscal 2011.

  For fiscal 2012 Environmental Services segment same-branch sales increased 11.9%, measured for the 66 branches that were in operation throughout both fiscal 2012 and fiscal 2011. Excluding the three branches in this group that gave up customers to new branch openings, the remaining 63 branches experienced an increase of $15.9 million, or 14.9% from fiscal 2011 to fiscal 2012.

  Average sales per working day in our Environmental Services segment was approximately $550,000, compared to $470,000 in fiscal 2011.

  During fiscal 2012, Oil Business revenues increased $80.0 million, or 240%.

The Company's Founder, President, and Chief Executive Officer, Joe Chalhoub, commented, "The fourth quarter contained both achievements and challenges for the Company. In the Environmental Services segment we were able to continue to grow revenues at a double digit rate versus the prior year's fourth quarter. We also improved our margin in this segment compared to the third quarter of fiscal 2012. Commodity pricing continued to negatively impact the revenue and margin performance in our Oil Business segment. We also continue to work on improving the efficiency of our used oil collection routes, reducing the cost of transportation, and improving the efficiency of our re-refinery operations."

Chalhoub added: "We continue to see opportunities in both of our business segments. We expect investments made in 2011 and 2012 will allow us to continue strong growth in our Environmental Services business during 2013. At the beginning of fiscal 2013, the Company acquired a controlling interest in Mirachem, LLC (Mirachem). The transaction involved an initial payment of approximately $2.5 million along with a two-year note payable for approximately $0.8 million. Mirachem supplies the Company with a line of aqueous cleaning products used in our parts cleaning service. With the Mirachem chemistry and our patented aqueous parts cleaning equipment, we are very excited about the potential of our aqueous parts cleaning service offering.

"We are also excited to announce that earlier this month we obtained the required air permit to allow us to expand the annual capacity at our Indianapolis, Indiana re-refinery from 50 million to 75 million gallons. This should allow us to improve our utilization of resources and the profitability of our Oil Business segment."

Mark DeVita, Chief Financial Officer stated, "We are pleased to report that during the fourth quarter along with our organic top-line growth in the Environmental Services segment we improved our margin in this segment from 18.9% in the third quarter to 22.8% in the fourth quarter.

"In our Oil Business the fourth quarter average spot price for Group II base oil declined by approximately 5% compared to the third quarter. This deterioration follows a decline of approximately 10% from the second quarter to the third quarter. This trend negatively impacted our segment revenue and margin. The average spot price for Group II base oil declined further at the beginning of 2013. We believe that current base oil pricing and the resulting spread between crude oil and lube oil prices reflect conditions that are not sustainable in the long run for the virgin production of lube oil from crude."

DeVita added: "During the quarter our SG&A as a percentage of revenue increased by 2.3% compared to the third quarter. The increase was primarily due to $1.1 million of costs associated with the evaluation of an unrealized potential acquisition during the quarter."

DeVita also added: "We are pleased with our balance sheet as of the end of fiscal 2012, as we ended the year with $47.8 million in cash and cash equivalents and only $20.9 million in total debt."

Safe Harbor Statement

All references to the "Company," "we," "our," and "us" refer to Heritage-Crystal Clean, Inc., and its subsidiary.

This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: the used oil re-refinery does not perform as anticipated; we are unable to collect sufficient used oil to run our used oil re-refinery at full capacity; the used oil re-refinery may not generate the operating results that we anticipate; we do not realize the anticipated benefits from our acquisitions; our ability to comply with the extensive environmental, health and safety and employment laws and regulations that our Company is subject to; changes in environmental laws that affect our business model; competition; claims relating to our handling of hazardous substances; the limited demand for our used solvent; our dependency on key employees; our ability to effectively manage our extended network of branch locations; warranty expense and liability claims; personal injury litigation; dependency of suppliers; economic conditions including conditions like those experienced in the recent recession and financial crisis, and downturns in the business cycles of automotive repair shops, industrial manufacturing business and small businesses in general; increased solvent, fuel and energy costs and volatility in the price of crude oil; increased market supply or decreased demand for base oil; volatility in the price of base oil; the control of The Heritage Group over our Company; and the risks identified in our Annual Report on Form 10-K filed with the SEC on February 29, 2012 and subsequent filings with the SEC. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services to small and mid-sized customers in both the manufacturing and vehicle service sectors. Our service programs include parts cleaning, containerized waste management, used oil collection and re-refining, and vacuum truck services. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens. Our customers include businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms, as well as small manufacturers, such as metal product fabricators and printers. Through our used oil re-refining program, we recycle used oil into high quality lubricating base oil, and we are a supplier to firms that produce and market finished lubricants. Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through 71 branches serving over 86,000 customer locations.

The Heritage-Crystal Clean, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4974

Conference Call

The Company will host a conference call on Thursday, February 21, 2013 at 9:30 AM Central Time, during which management will make a brief presentation focusing on the Company's operations and financial results. Interested parties can listen to the audio webcast available through our company website, http://www.crystal-clean.com/investor/FinancialReleases.asp, and can participate in the call by dialing (720) 545-0014.

The Company uses its website to make available information to investors and the public at www.crystal-clean.com.

Heritage-Crystal Clean, Inc.
Consolidated Balance Sheets
(In Thousands, Except Share and Par Value Amounts)
(Unaudited)

	December 29, 2012	December 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$ 47,766	$ 2,186
Accounts receivable - net	23,338	17,047
Inventory - net	27,231	21,260
Deferred income taxes	1,055	986
Income tax receivables - current	648	1,040
Other current assets	2,821	1,955
Total Current Assets	102,859	44,474
Property, plant and equipment - net	72,246	66,650
Equipment at customers - net	17,946	16,408
Software and intangible assets - net	4,555	4,469
Goodwill	1,801	1,801
Income tax receivables - noncurrent	—	254
Total Assets	$ 199,407	$ 134,056

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$ 16,509	$ 21,266
Accrued salaries, wages, and benefits	2,544	2,930
Taxes payable	1,066	1,121
Current maturities of long-term debt and term loan	1,803	1,053
Other accrued expenses	2,512	2,562
Total Current Liabilities	24,434	28,932
Term loan, less current maturities	18,250	19,500
Long-term debt, less current maturities	828	1,338
Contingent consideration, less current portion	451	1,027
Deferred income taxes	6,053	4,706
Total Liabilities	50,016	55,503

STOCKHOLDERS' EQUITY:
Common stock - 22,000,000 shares authorized at $0.01 par value, 18,068,852 and 14,448,331 shares issued and outstanding at December 29, 2012 and December 31, 2011, respectively	$ 181	$ 144
Additional paid-in capital	141,612	73,065
Retained earnings	7,598	5,344
Total Stockholders' Equity	149,391	78,553
Total Liabilities and Stockholders' Equity	$ 199,407	$ 134,056

Heritage-Crystal Clean, Inc.
Consolidated Statements of Income
(In Thousands, Except per Share Amounts)
(Unaudited)

	Fourth Quarter Ended,		For the Fiscal Years Ended,
	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011

Revenues
Product revenues	$ 34,966	$ 18,479	$ 119,470	$ 39,149
Service revenues	42,679	36,428	133,021	113,709
Total revenues	$ 77,645	$ 54,907	$ 252,491	$ 152,858

Operating expenses
Operating costs	$ 66,605	$ 46,562	$ 213,568	$ 124,000
Selling, general, and administrative expenses	8,637	6,473	26,194	20,715
Depreciation and amortization	2,554	2,124	8,141	5,657
Other expense (income) - net	(4)	1	6	(10)
Operating income	(147)	(253)	4,582	2,496
Interest expense – net	140	14	585	37
Income (loss) before income taxes	(287)	(267)	3,997	2,459
Provision for income taxes	(19)	(76)	1,743	985
Net income (loss)	$ (268)	$ (191)	$ 2,254	$ 1,474

Net income (loss) per share: basic	$ (0.01)	$ (0.01)	$ 0.13	$ 0.10
Net income (loss) per share: diluted	$ (0.01)	$ (0.01)	$ 0.13	$ 0.10

Number of weighted average shares outstanding: basic	18,067	14,357	16,921	14,313
Number of weighted average shares outstanding: diluted	18,067	14,357	17,363	14,710

Heritage-Crystal Clean, Inc.
Reconciliation of Operating Segment Information
(In Thousands)
(Unaudited)

For the Quarter Ended,
December 29, 2012

	Environmental		Corporate and
	Services	Oil Business	Eliminations	Consolidated

Revenues
Product revenues	$ 3,213	$ 31,753		$ 34,966
Service revenues	41,242	1,437		42,679
Total revenues	$ 44,455	$ 33,190	—	$ 77,645
Operating expenses
Operating costs	31,941	34,664		66,605
Operating depreciation and amortization	1,420	938		2,358
Profit (loss) before corporate selling, general, and administrative expenses	11,094	(2,412)	—	8,682
Selling, general, and administrative expenses	—	—	8,637	8,637
Depreciation and amortization from SG&A	—	—	196	196
Total selling, general, and administrative expenses			8,833	8,833
Other expense (income) - net			(4)	(4)
Operating income (loss)				(147)
Interest expense - net	—	—	140	140
Income (loss) before income taxes				(287)
Provision for income taxes	—	—	(19)	(19)
Net income (loss)				$ (268)

For the Quarter Ended,
December 31, 2011

	Environmental		Corporate and
	Services	Oil Business	Eliminations	Consolidated

Revenues
Product revenues	$ 2,845	$ 15,634		$ 18,479
Service revenues	35,285	1,143		36,428
Total revenues	$ 38,130	$ 16,777	—	$ 54,907
Operating expenses
Operating costs	29,409	17,153		46,562
Operating depreciation and amortization	1,347	588		1,935
Profit (loss) before corporate selling, general, and administrative expenses	7,374	(964)	—	6,410
Selling, general, and administrative expenses	—	—	6,473	6,473
Depreciation and amortization from SG&A	—	—	189	189
Total selling, general, and administrative expenses			6,662	6,662
Other expense (income) - net			1	1
Operating income (loss)				(253)
Interest expense - net	—	—	14	14
Income (loss) before income taxes				(267)
Provision for income taxes	—	—	(76)	(76)
Net income (loss)				$ (191)

For the Fiscal Years Ended,
December 29, 2012

	Environmental		Corporate and
	Services	Oil Business	Eliminations	Consolidated

Revenues
Product revenues	$ 11,025	$ 108,445		$ 119,470
Service revenues	128,129	4,892		133,021
Total revenues	$ 139,154	$ 113,337	—	$ 252,491
Operating expenses
Operating costs	104,994	108,574		213,568
Operating depreciation and amortization	4,615	2,894		7,509
Profit before corporate selling, general, and administrative expenses	29,545	1,869	—	31,414
Selling, general, and administrative expenses	—	—	26,194	26,194
Depreciation and amortization from SG&A	—	—	632	632
Total selling, general, and administrative expenses			26,826	26,826
Other expense (income) - net			6	6
Operating income				4,582
Interest expense - net	—	—	585	585
Income before income taxes				3,997
Provision for income taxes	—	—	1,743	1,743
Net income				$ 2,254

For the Fiscal Years Ended,
December 31, 2011

	Environmental		Corporate and
	Services	Oil Business	Eliminations	Consolidated

Revenues
Product revenues	$ 9,064	$ 30,085		$ 39,149
Service revenues	110,448	3,261		113,709
Total revenues	$ 119,512	$ 33,346	—	$ 152,858
Operating expenses
Operating costs	90,751	33,249		124,000
Operating depreciation and amortization	4,218	805		5,023
Profit (loss) before corporate selling, general, and administrative expenses	24,543	(708)	—	23,835
Selling, general, and administrative expenses	—	—	20,715	20,715
Depreciation and amortization from SG&A	—	—	634	634
Total selling, general, and administrative expenses			21,349	21,349
Other expense (income) - net			(10)	(10)
Operating income				2,496
Interest expense - net	—	—	37	37
Income before income taxes				2,459
Provision for income taxes	—	—	985	985
Net income				$ 1,474

Total assets by segment as of December 29, 2012 and December 31, 2011 were as follows (in thousands):

	December 29, 2012	December 31, 2011
Total Assets:
Environmental Services	$ 40,932	$ 32,208
Oil Business	80,529	67,008
Unallocated Corporate Assets	77,946	34,840
Total	$ 199,407	$ 134,056

Segment assets for the Environmental Services and Oil Business segments consist of property, plant, and equipment, intangible assets, and inventories allocated to each segment. Assets for the Corporate unallocated amounts consist of property, plant, and equipment used at the Corporate headquarters, as well as cash, accounts receivable, and net deferred tax assets.

Heritage-Crystal Clean, Inc.
Reconciliation of our Net Income Determined in Accordance with U.S. GAAP to Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA)
(Unaudited)

	Fourth Quarter Ended,		For the Fiscal Year Ended,
	(Dollars in Thousands)		(Dollars in Thousands)
	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011

Net income (loss)	$ (268)	$ (191)	$ 2,254	$ 1,474

Interest expense - net	140	14	585	37

Provision for income taxes	(19)	(76)	1,743	985

Depreciation and amortization	2,554	2,124	8,141	5,657

EBITDA(a)	$ 2,407	$ 1,871	$ 12,723	$ 8,153

(a) EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization. We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors, our lenders and other interested parties in the evaluation of companies in our industry. Management uses EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior periods. Other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our debt;

EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using EBITDA only as a supplement.
CONTACT: Mark DeVita, Chief Financial Officer, at (847) 836-5670